Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nurix Therapeutics, Inc. of our report dated February 9, 2023 relating to the financial statements, which appears in Nurix Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended November 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 9, 2023